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                                                                    EXHIBIT 10.3


                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION
                         RECOGNITION AND RETENTION PLAN
                               AND TRUST AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

         The following words and phrases when used in this Agreement with an initial capital letter shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

         1.01 "Agreement" means the Amended and Restated Bridgeport Savings and Loan Association Recognition and Retention Plan and Trust Agreement.

         1.02 "Association" means Bridgeport Savings and Loan Association, a savings and loan association organized under the laws of the State of Ohio.

         1.03 "Award" means a right granted to a Director or an Employee under this Plan to receive Plan Shares.

         1.04 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under this Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's estate.

         1.05 "Board" means the Board of Directors of the Association.

         1.06 "Committee" means the Recognition and Retention Plan Committee appointed by the Board pursuant to Article IV hereof.

         1.07 "Common Shares" means common shares of the Corporation.

         1.08 "Conversion" means the conversion of the Association from mutual to stock form.

         1.09 "Corporation" means Ohio State Financial Services, Inc., a savings and loan holding company incorporated under the laws of the State of Ohio for the purpose of holding all of the common shares of the Association issued in connection with the Conversion.

         1.10 "Director" means any person who is a member of the Board of Directors of the Corporation, the Association or a Subsidiary.

         1.11 "Employee" means any person who is employed by the Corporation, the Association or a Subsidiary.

         1.12 "Person" means an individual, corporation, partnership, trust, bank, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         1.13 "Plan" means the Recognition and Retention Plan established by this Agreement.

         1.14 "Plan Shares" means the Common Shares held pursuant to the Trust or which may be purchased by the Trustee pursuant to Section 5.02 of this Agreement.

         1.15 "Plan Share Reserve" means the Common Shares held by the Trustee pursuant to Sections 5.02 and 5.03 of this Agreement.

         1.16 "Recipient" means any Director or Employee who receives an Award under the Plan.

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         1.17 "Subsidiary" means a subsidiary of the Association, if any, which, with the consent of the Board, agrees to participate in the Plan.

         1.18 "Trust" means the trust established by this Agreement.

         1.19 "Trustee" means the person or persons or entity approved by the Board pursuant to Sections 4.01 and 4.02 to hold legal title to the Plan assets for the purposes set forth herein.

                                   ARTICLE II
                       ESTABLISHMENT OF THE PLAN AND TRUST

         2.01 The Association hereby establishes a Recognition and Retention Plan and Trust upon the terms and subject to the conditions set forth in this Agreement.

         2.02 The Trustee hereby accepts the Trust and agrees to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions of this Agreement.

                                   ARTICLE III
                               PURPOSE OF THE PLAN

         3.01 The purpose of the Plan is to reward and retain the Directors and Employees of the Corporation, the Association and the Subsidiaries by providing such Directors and Employees with an equity interest in the Corporation as reasonable compensation for their contributions to the Corporation, the Association and any Subsidiary.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 ROLE OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall consist of not less than three members of the Board. The Committee shall have all of the powers set forth in this Plan. The interpretation and construction by the Committee of any provisions of this Agreement or of any Award granted hereunder shall be final, conclusive and binding. The Committee shall act by the vote, or the written consent, of a majority of its members. The Committee shall report actions and decisions with respect to the Plan to the Board upon request by the Board.

         4.02 ROLE OF THE BOARD. The members of the Committee and the Trustee shall be appointed or approved by and shall serve at the pleasure of the Board. The Board may in its discretion from time to time remove members from or add members to the Committee and may remove, replace or add one or more Trustees. The Board, in its absolute discretion, may take any action under or with respect to the Plan which the Committee is authorized to take and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan or take any other action reserved to the Board under this Agreement; provided, however, that the Board may not revoke any Award already granted under this Agreement. All decisions, determinations and interpretations of the Board shall be final, conclusive and binding upon all parties having an interest in the Plan.

         4.03 LIMITATION ON LIABILITY. No member of the Board or the Committee, nor any Trustee, shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Awards granted under the Plan. If a member of the Board or of the Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by such member in such capacity under or with respect to this Plan, the Association shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such member in connection with such action, suit or proceeding if such member acted in good faith and in a manner such member reasonably believed to be in or not opposed to the best interests of the Corporation, the Association and any Subsidiary and, with respect to any criminal action or proceeding, had no reasonable cause to believe such member's conduct was unlawful.

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                                    ARTICLE V
                        CONTRIBUTIONS; PLAN SHARE RESERVE

         5.01 AMOUNT AND TIMING OF CONTRIBUTIONS. The Board shall determine the amounts (or the method of computing the amounts) to be contributed by the Association to the Trust. Such amounts shall be paid to the Trustee at the time of contribution. No contributions to the Trust by Directors or Employees shall be permitted.

         5.02 INVESTMENT OF TRUST ASSETS. Except as otherwise permitted by
Section 8.02 of this Agreement, the Trustee shall initially invest all of the Trust's assets, after providing for any required withholding as needed for tax purposes, exclusively in Common Shares; provided, however, that the Trust shall not purchase a number of Common Shares equal to more than four percent (4%) of the number of Common Shares issued in connection with the Conversion. After such investment, the Common Shares shall be held by the Trustee in the Plan Share Reserve until such Common Shares are subject to one or more Awards. Any funds held by the Trust shall be invested by the Trustee in such accounts at the Association or elsewhere or such other instruments or investments as the Trustee shall determine to be appropriate.

         5.03 EFFECT OF ALLOCATIONS, RETURNS AND FORFEITURES UPON PLAN SHARE RESERVES. Upon the allocation of Awards under Section 6.02 of this Agreement, or the decision of the Committee to return Plan Shares to the Corporation, the Plan Share Reserve shall be reduced by the number of Plan Shares so allocated or returned. Any Plan Shares subject to an Award which is subject to forfeiture by the Recipient pursuant to Section 7.01 of this Agreement shall be retained in the Plan Share Reserve.

                                   ARTICLE VI
                            ELIGIBILITY; ALLOCATIONS

         6.01 ELIGIBILITY. Directors and Employees are eligible to receive Awards within the sole discretion of the Committee.

         6.02 ALLOCATIONS. The Committee will determine which of the Directors and Employees will be granted Awards and the number of Plan Shares covered by each Award; provided, however, if this Plan is implemented prior to the first anniversary of the effective date of the Conversion, the following restrictions shall apply: (a) the aggregate number of Plan Shares covered by Awards to any one Employee shall not exceed 25% of the total number of Plan Shares, (b) no more than 5% of the Plan Shares shall be awarded to any Director who is not an Employee, and (c) no more than 30% of the Plan Shares shall be awarded in the aggregate to Directors who are not Employees. In the event Plan Shares are forfeited for any reason or additional Plan Shares are purchased by the Trustee, the Committee may, from time to time, determine which of the Employees and Directors will be granted additional Awards to be awarded from forfeited or additional Plan Shares.

         In selecting the Directors and Employees to whom Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Directors and Employees, the value of their services to the Corporation, the Association and any Subsidiary and any other factors the Committee may deem relevant.

         6.03 FORM OF ALLOCATION. As promptly as practicable after a determination is made pursuant to Section 6.02 of this Agreement that an Award is to be made, the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award and the terms upon which the Plan Shares subject to the Award may be earned. The date on which the Committee determines that an Award is to be made or a later date designated by the Committee shall be considered the date of grant of the Awards. The Committee shall maintain records as to all grants of Awards under the Plan.

         6.04 ALLOCATIONS NOT REQUIRED. None of the Directors or Employees, either individually or as a group, shall have any right or entitlement to receive an Award under the Plan. The Committee may, with the approval of the Board, and shall, if so directed by the Board, return all Common Shares and other assets in the Plan Share Reserve to the Corporation at any time and thereafter cease issuing Awards.

         6.05 SHAREHOLDER APPROVAL. If this Plan is implemented prior to the first anniversary of the effective date of the Conversion, this Agreement shall be submitted to the shareholders of the Corporation at an annual or

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special meeting to be held no sooner than six months after the effective date of the Conversion and no Awards shall be granted hereunder until the shareholders of the Corporation approve this Agreement.

                                   ARTICLE VII
             EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

         7.01       EARNING PLAN SHARES; FORFEITURES.

                    (a) GENERAL RULES. Unless the Committee shall specifically state a longer period of time over which Awards shall be earned and non-forfeitable at the time an Award is granted, if this Plan is implemented prior to the first anniversary of the effective date of the Conversion, Plan Shares covered by each Award shall be earned and non-forfeitable by a Recipient over a period of five years at the rate of one-fifth per year commencing on the date which is one year after the date of the grant of such Award. As Plan Shares become earned and non-forfeitable, any cash dividends, returned capital and earnings thereon shall also be earned and non-forfeitable.

                    (b) REVOCATION. Unless otherwise permitted by applicable laws and regulations, any Plan Shares and any cash dividends, returned capital and earnings thereon that have not been earned and are not non-forfeitable in accordance with Section 7.01(a) of this Agreement shall be forfeited in the event that (i) a Recipient who is a Director ceases to serve on the Board or
(ii) a Recipient who is not a Director of the Association ceases to be an Employee of the Association, except as otherwise provided in subsection (c) of this Section 7.01.

                    (c) EXCEPTION FOR TERMINATIONS DUE TO DEATH OR DISABILITY. All Plan Shares and cash dividends, returned capital and earnings thereon subject to an Award held by a Recipient whose service as a Director or Employee of the Corporation, the Association or any Subsidiary terminates due to (i) death or (ii) disability (as determined by the Committee) shall be deemed fully earned and non-forfeitable as of the later of the Recipient's last day of service as a Director or as an Employee and shall be distributed as soon as practicable thereafter.

                    (d) EXCEPTION FOR A CHANGE IN CONTROL. Nothwithstanding any other provision of this Agreement, all Plan Shares subject to an Award held by a Recipient shall be deemed to be immediately 100% earned and non-forfeitable in the event of a change in control or imminent change in control of the Corporation or the Association and shall be distributed as soon as practicable thereafter. For purposes of this Section 7.01(d), "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Corporation or the Association; (ii) the execution of an agreement for a merger or recapitalization of the Corporation or the Association or any merger or recapitalization whereby the Corporation or the Association is not the surviving entity; (iii) a change of control of the Corporation or the Association, as defined or determined by the OTS; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the terms "beneficial ownership" as defined under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Corporation or the Association by any person, trust, entity or group. For purposes of this Section 7.01(d), "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or any persons acting as a group, to acquire control of the Corporation or the Association as to which an application or notice has been filed with the OTS and such application has been approved or such notice has not been disapproved.

         7.02       DISTRIBUTION OF PLAN SHARES.

                    (a) TIMING OF DISTRIBUTIONS: GENERAL RULE. Except as otherwise provided in this Agreement, Plan Shares shall be distributed to the Recipient or his or her Beneficiary, as the case may be, as soon as practicable after they have been earned, together with any cash distributions, returned capital and earnings thereon with respect to such Plan Shares that have been earned.

                    (b) FORM OF DISTRIBUTION. All distributions of Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Shares. No fractional shares shall be distributed. Payments representing cash dividends, returned capital and earnings thereon shall be made in cash.

                    (c) WITHHOLDING. The Trustee may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes and, if the amount of such cash payment is not sufficient, the Trustee may require the Recipient or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Association or

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the Subsidiary which employs or employed such Recipient or which the Recipient serves or served as a Director, any such amount withheld from or paid by the Recipient or Beneficiary.

                    (d) REGULATORY EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, no Plan Shares, upon becoming fully earned and non-forfeitable, shall be distributed unless and until all of the requirements of all applicable laws and regulations shall have been met.

         7.03 VOTING OF PLAN SHARES. All Common Shares held by the Trustee in the Plan Share Reserve which have not yet been earned by a Recipient pursuant to
Section 7.01 of this Agreement shall be voted by the Trustee. A Recipient shall be entitled to direct the voting of Plan Shares which have been earned pursuant to Section 7.01 of this Agreement but have not yet been distributed to him.

                                  ARTICLE VIII
                                      TRUST

         8.01 TRUST. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and the Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to this Agreement.

         8.02 MANAGEMENT OF TRUST. The Trustee shall have complete authority and discretion with respect to the management, control and investment of the Trust, and the Trustee shall invest all assets of the Trust, except those attributable to cash dividends or returned capital paid with respect to Plan Shares not held in the Plan Share Reserve, in Common Shares to the fullest extent practicable, and except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. The Trustee shall have the power to do all things and execute such instruments as may be deemed necessary or proper with respect to the duties of the Trustee hereunder, including the following powers:

                    (a) To invest up to 100% of all Trust assets in Common Shares without regard to any law now or hereafter in force limiting investments for trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and, in making such investment, the Trustee is authorized to purchase Common Shares from the Corporation or from any other source. Such Common Shares so purchased may be outstanding, newly issued or treasury shares;

                    (b) To invest any Trust assets not otherwise invested in accordance with Section 8.02(a) of this Agreement in such deposit accounts and certificates of deposit (including those issued by the Association), obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash;

                    (c) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust;

                    (d) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust);

                    (e) To hold cash without interest in such amounts as may be reasonable, in the opinion of the Trustee, for the proper operation of the Plan and the Trust;

                    (f) To employ brokers, agents, custodians, consultants and accountants;

                    (g) To hire counsel to render advice with respect to the rights, duties and obligations of the Trustee hereunder, and such other legal services or representation as the Trustee may deem desirable; and

                    (h) To hold funds and securities representing the amounts to be distributed to a Recipient or his or her Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

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Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or to give bond.

         8.03 RECORDS AND ACCOUNTS. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

         8.04 EARNINGS. All earnings, gains and losses with respect to Trust assets shall be allocated, in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Recipients or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. Without limiting the generality of the foregoing, any earnings on cash dividends or returned capital received with respect to Plan Shares shall be allocated (a) to accounts for Recipients, if such shares which are the subject of outstanding Awards, and shall become earned and distributed as specified in Article VII of this Agreement or (b) otherwise to the Plan Share Reserve if such Plan Shares are not the subject of outstanding awards.

         8.05 EXPENSES. All costs and expenses incurred in the operation and administration of the Plan shall be paid by the Association.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 ADJUSTMENTS FOR CAPITAL CHANGES. The aggregate number of Plan Shares available for issuance pursuant to the Awards and the number of Plan Shares to which any Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding Common Shares issued subsequent to the effective date of the Plan if such increase or decrease resulted from any split, subdivision or consolidation of shares or other capital adjustment, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation.

         9.02 AMENDMENT AND TERMINATION OF PLAN. The Board may, by resolution, at any time amend or terminate the Plan. The power to amend or terminate the Plan shall include the power to direct the Trustee to return to the Corporation or the Association all or any part of the assets of the Trust, including Common Shares held in the Plan Share Reserve, as well as Common Shares and other assets subject to Awards which are not yet earned by the Directors or Employees to whom they are allocated; provided, however, that the termination of the Trust shall not affect a Recipient's right to earn Awards and to the distribution of Common Shares relating thereto, including earnings thereon, in accordance with the terms of this Agreement and the grant by the Committee or the Board.

         9.03 NONTRANSFERABLE. Awards shall not be transferable by a Recipient. During the lifetime of the Recipient, an Award may only be earned by and paid to the Recipient who was notified in writing of the Award by the Committee pursuant to Section 6.03 of this Agreement. No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan or the Trust, nor shall the Corporation, the Association or any Subsidiary be subject to any claim for benefits hereunder.

         9.04 DIRECTORSHIP RIGHTS. Neither this Agreement nor any grant of an Award hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Director to continue to serve as a Director of the Association or any Subsidiary.

         9.05 EMPLOYMENT RIGHTS. Neither this Agreement nor any grant of an Award hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Employee to continue in the employ of the Corporation, the Association or any Subsidiary.

         9.06 VOTING AND DIVIDEND RIGHTS. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect of any Plan Shares covered by an Award, except as expressly provided in Sections 7.01, 7.02 and
7.03 of this Agreement, prior to the time such Plan Shares are actually distributed to such Recipient.

         9.07 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Ohio, except to the extent that federal law shall be deemed applicable.

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         9.08 EFFECTIVE DATE. Subject to Section 6.05 of this Agreement, this
Agreement shall be effective as of the 15th day of April, 1998.

         9.09 TERM OF PLAN. The Plan shall remain in effect until the earlier of
(a) the termination of the Plan by the Board or (b) the distribution of all assets from the Trust. The termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been earned and paid or by their terms expire or are forfeited.

         9.10 TAX STATUS OF TRUST. It is intended that the trust established hereby be treated as a grantor trust of the Association under the provisions of
Section 671, et seq., of the Internal Revenue Code of 1986, as amended (26 U.S.C. Section 671 et seq.).

         IN WITNESS WHEREOF, the following Trustees execute this Agreement, accepting and binding themselves to undertake and perform the obligations and duties of the Trustee hereunder and consenting to the foregoing Agreement effective the ___ day of _________________, 1999.



                                     By: ___________________________ (Trustee)



                                     By: ___________________________ (Trustee)



         IN WITNESS WHEREOF, the Association has caused this Agreement to be executed by its duly authorized officer and duly attested, all as of the ___ day of _________________, 1999.


                                     BRIDGEPORT SAVINGS AND LOAN ASSOCIATION



                                     By:______________________________________
                                        Jon W. Letzkus
                                        its President


ATTEST:

__________________________________
__________________________________
its_______________________________